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                                                                      EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 15, 2001, included in the Form 11-K for the Western Resources, Inc. Employees' 401(k) Savings Plan, into the Company's previously filed Registration Statements File Nos. 333-93355 and 33-57435 of Western Resources, Inc. on Form S-8.

Arthur Andersen LLP

Kansas City, Missouri,
June 27, 2001